First Investors New York Insured Tax Free Fund, Inc.

                                Power of Attorney
                                -----------------

        KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or Director of First Investors New York Insured Tax Free Fund, Inc. hereby appoints Larry R. Lavoie or Glenn O. Head, and each of them, his true and lawful attorney to execute in his name, place and stead and on his behalf a Registration Statement on Form N-1A for the registration pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 of shares of beneficial interest of said Maryland Corporation, and any and all amendments to said Registration Statement (including post-effective amendments), and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of said attorney.

        IN WITNESS WHEREOF, the undersigned has executed this instrument this 21st day of September, 2000.

                                                   /s/ Robert M. Grohol
                                                   ----------------------
                                                   Robert M. Grohol